SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 2, 2005

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of Registrants as Specified in their Charters)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538
(States or Other Jurisdiction of Incorporation)	(Commission file Numbers)	(IRS Employer Identification Nos.)

Five Greenwich Office Park, Greenwich, CT	06830
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

1. United Rentals, Inc., will participate in the Goldman Sachs Global Capital Goods Conference at the Grand Hyatt Hotel New York located on Park Avenue at Grand Central Station in New York, New York today, Wednesday, November 2, 2005. A copy of the presentation can be accessed beginning today, Wednesday, November 2, 2005 on the company’s website, www.unitedrentals.com. A slide presentation to be presented at the conference is attached hereto as exhibit 99.1.

2. United Rentals, Inc., has incurred costs relating to the previously announced Securities and Exchange Commission inquiry and the related special committee review of approximately $9 million for the three months ended September 30, 2005, and approximately $15 million for the nine months ended September 30, 2005.

Item 9.01	Financial Statements and Exhibits.

Exhibits

99.1	Slide presentation of United Rentals, Inc., to be presented at the Goldman Sachs Global Capital Goods Conference on November 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 2nd day of November, 2005.

UNITED RENTALS, INC.

By:	/s/ MARTIN E. WELCH
Name:	Martin E. Welch
Title:	Interim Chief Financial Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ MARTIN E. WELCH
Name:	Martin E. Welch
Title:	Interim Chief Financial Officer